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                                                                     Exhibit 4.3


THE NOTES (HEREINAFTER REFERRED TO) ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY INSURED DEPOSITARY INSTITUTION OR OTHER SUBSIDIARY OF THE COMPANY (HEREINAFTER REFERRED TO) AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

THIS NOTE IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS WHOLE BY THE DEPOSITORY TRUST COMPANY (THE "DEPOSITARY") TO A NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY, TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

No. 1
CUSIP 635405 AM5

                            NATIONAL CITY CORPORATION

                   6 7/8% SUBORDINATED NOTE DUE MAY 15, 2019

                  National City Corporation, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of TWO HUNDRED MILLION DOLLARS ($200,000,000) on May 15, 2019 at the office or agency of the Company referred to below, and to pay interest thereon from May 4, 1999, or from the most recent date to which interest has been paid or duly provided for, semi-annually on May 15 and November 15 (each, an "Interest Payment Date") in each year, commencing on November 15, 1999, at the rate of 6 7/8% per annum, until the principal hereof is paid or made available for payment. The interest so payable and punctually paid or duly provided for on any Interest Payment Date, will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the May 1 or November 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date; provided that,
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interest at maturity shall be payable to the person to whom principal is payable. Any such interest not so punctually paid shall forthwith cease to be payable to the registered Holder on such Regular Record Date, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or may be paid at any time in any other lawful manner, all as more fully provided in such Indenture. Payment of the principal of (and premium, if any) and interest and Additional Amounts on this Note will be made at the Corporate Trust Office of the Trustee referred to on the reverse hereof, or at such office or agency of the Company maintained for that purpose, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that payment of interest may be made at the option of the Company by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register.

                  This Note is one of the series of notes designated as "6 7/8% Subordinated Notes Due 2019" (the "Notes"). Reference is hereby made to the further provisions of this Note set forth or the reverse hereof including, without limitation, provisions for subordination of the payment of the principal of and interest on the Notes to the prior payment in full of all Senior Indebtedness as defined in the Indenture. Such further provisions shall for all purposes have the same effect as if set forth at this place.

                  Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof by manual signature, this Security shall not be entitled to any benefit under said Indenture, or be valid or obligatory for any purpose.

                  This Security shall be governed by and construed in accordance with the laws of the State of New York.



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                  IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under the corporate seal.


                                                NATIONAL CITY CORPORATION

                                                By: /s/ Robert G. Siefers
                                                   -------------------------
                                                   Vice Chairman and Chief
                                                   Financial Officer

Attest:

By: /s/ David Zoeller                                       [SEAL]
   ----------------------------------
      Secretary

Dated:  May 4, 1999

Trustee's Certificate of Authentication: This is one of the series designated therein, referred to in the within-mentioned Indenture.

The Bank of New York, as Trustee

By: /s/ Van K. Brown
   ----------------------------------
   Authorized Signatory


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                            NATIONAL CITY CORPORATION

                   6 7/8% SUBORDINATED NOTE DUE MAY 15, 2019

                  This Note is one of a duly authorized issue of Securities of the Company, issued and to be issued in one or more series under the subordinated indenture (herein called the "Indenture"), dated as of April 30, 1999 between the Company and The Bank of New York, as Trustee (herein called the "Trustee," which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights thereunder of the Company, the Trustee and the Holders of the Notes, and of the terms upon which the Notes are, and are to be, authenticated and delivered.

                  The indebtedness evidenced by the Notes is, to the extent and in the manner provided in the Indenture, subordinate and subject in right of payment to the prior payment in full of the principal of (and premium, if any) and interest and Additional Amounts on all Senior Indebtedness as defined in the Indenture, and this Security is issued subject to such provisions and each Holder of this Note, by accepting the same, agrees to and shall be bound by such provisions, and authorizes the Trustee in his behalf to take such action as may be necessary or appropriate to effectuate such subordination as provided in the Indenture and appoints the Trustee his attorney-in-fact for such purpose.

                  Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, then the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Notes may declare the principal of all the Notes to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders).

                  Subject to certain exceptions requiring the consent of each Holder affected, the Indenture or the Notes may be amended or supplemented with the consent of the Holders of not less than a majority in principal amount of the Outstanding Notes affected, and compliance by the Company with certain provisions of the Indenture and any past default under the Indenture (except a default in the payment of the principal of or interest on or Additional Amounts, if any, with respect to the Notes or in respect of a covenant or provision which under the terms of the Indenture cannot be modified or amended without the consent of each Holder affected) may be waived with the consent of the Holders of at least a majority in principal amount of the Outstanding Notes. Without notice to or the consent of any Holder, the parties to the Indenture may amend or supplement the Indenture or the Notes to, among other things, cure any ambiguity, defect or inconsistency and provide for assumption of the Company's obligations to Holder by another Person.

                  The Notes are not subject to redemption by the Company prior to maturity, and no sinking fund is provided for the Notes.

                  As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note may be registered on the Security Register, upon surrender of this Note for registration of transfer at the Corporate Trust Office of the Trustee, or at such office or



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agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

                  The Notes are issuable only in registered form without coupons in denominations of $1,000 or any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, the Notes are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

                  No service charge shall be made for any registration of transfer or exchange of Notes, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection herewith.

                  Prior to and at the time of due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

                  Beneficial interests in the Notes will be shown on, and transfers thereof will be effected only through, records maintained by the Depositary and its participants. Owners of beneficial interests in this Note will not be entitled to receive Notes in definitive from and will not be considered Holders of Notes unless the Depositary notifies the Company in writing that it is no longer willing or able to act as a depositary or if the Depositary ceases to be a clearing agency registered under the Securities Exchange Act of 1934, as amended, or if the Company determines not to have the Notes represented by Global Securities. In such circumstances, upon surrender by the Depositary or a successor depositary of the global Securities, Notes in definitive form will be issued in fully registered form without coupons, in minimum denominations of $1,000 or any integral multiple thereof. Such definitive Notes shall be registered in such name or names as the Depositary shall instruct the Trustee. If definitive Notes are so delivered, the Company may make such changes to the form of this Note as are necessary or appropriate to allow for the issuance of such definitive Notes.

                  All terms used in this Note which are defined in the Indenture shall have the meanings assigned to them in the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended. The Notes are subject to all such terms, and Holders of Notes are referred to the Indenture, all indentures supplemental thereto and said Act for a statement of such terms.



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